EXHIBIT 99.1

ANNUAL AND SPECIAL MEETING OF STOCKHOLDERS OF

INDEVUS PHARMACEUTICALS, INC.

April 17, 2007

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

ê  Please detach along perforated line and mail in the envelope provided.  ê

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

					FOR	AGAINST	ABSTAIN

2. Election of Directors:			1.	To approve the issuance of Indevus common stock and the contingent stock rights in connection with the merger contemplated by the Agreement and Plan of Merger, dated as of December 11, 2006, by and among Indevus, Hayden Merger Sub, Inc. (which is a wholly owned subsidiary of Indevus) and Valera Pharmaceuticals, Inc.;	☐	☐	☐

		NOMINEES:

☐	FOR ALL NOMINEES	O Glenn L. Cooper, M.D. O Andrew Ferrara O James C. Gale O Michael E. Hanson	3.	To approve an amendment to Indevus’ Restated Certificate of Incorporation to increase the number of authorized shares of Indevus common stock from 120 million to 200 million;	☐	☐	☐

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O Stephen C. McCluski O Cheryl P. Morley	4.	To approve an amendment to Indevus’ 2004 Equity Incentive Plan to increase the number of shares of Indevus common stock reserved for issuance under the plan from 6,000,000 to 9,000,000;	☐	☐	☐
☐	FOR ALL EXCEPT	O Malcolm Morville, Ph.D. O David B. Sharrock			☐	☐	☐

	INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:		5.	To approve an amendment to Indevus’ 2004 Equity Incentive Plan to remove the 20% limitation on the number of certain types of awards that can be made with respect to the additional 3,000,000 shares proposed to be added to the 2004 Plan as set forth above;	☐	☐	☐

			6.	To approve an amendment to Indevus’ 1995 Stock Purchase Plan to increase the number of shares of Indevus common stock available for purchase under the plan from 800,000 to 1,050,000; and	☐	☐	☐

			7.	To ratify the appointment of PricewaterhouseCoopers LLP as Indevus’ independent registered public accounting firm.	☐	☐	☐

			8.	In their discretion, proxies are authorized to vote upon such business as may properly come before the meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

INDEVUS PHARMACEUTICALS, INC.

PROXY

ANNUAL AND SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Glenn L. Cooper, M.D. or Michael W. Rogers as proxy to represent the undersigned at the Annual and Special Meeting of Stockholders to be held at The Conference Center at Waltham Woods, 860 Winter Street, Waltham, Massachusetts 02451 on April 17, 2007, at 11:00 a.m. and at any adjournment thereof, and to vote the shares of Common Stock or Preferred Stock, as applicable (the “Shares”) the undersigned would be entitled to vote if personally present, as indicated on the reverse side of this card. The Shares represented by this proxy will be voted as directed. If no contrary instruction is given, the Shares will be voted FOR the issuance of the common stock and contingent stock rights in connection with the merger; FOR the election of the nominees; FOR the approval of the amendment to the Company’s Certificate of Incorporation; FOR the approval of the amendments to the Company’s 2004 Equity Incentive Plan, as amended; FOR the approval of the amendment to the Company’s 1995 Stock Purchase Plan, as amended; and FOR the approval and ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company.

ANNUAL AND SPECIAL MEETING OF STOCKHOLDERS OF

INDEVUS PHARMACEUTICALS, INC.

April 17, 2007

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

-OR-	COMPANY NUMBER

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.	ACCOUNT NUMBER

-OR-

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

					FOR	AGAINST	ABSTAIN

2. Election of Directors:			1.	To approve the issuance of Indevus common stock and the contingent stock rights in connection with the merger contemplated by the Agreement and Plan of Merger, dated as of December 11, 2006, by and among Indevus, Hayden Merger Sub, Inc. (which is a wholly owned subsidiary of Indevus) and Valera Pharmaceuticals, Inc.;	☐	☐	☐

	NOMINEES:

☐ FOR ALL NOMINEES	O Glenn L. Cooper, M.D. O Andrew Ferrara O James C. Gale O Michael E. Hanson		3.	To approve an amendment to Indevus’ Restated Certificate of Incorporation to increase the number of authorized shares of Indevus common stock from 120 million to 200 million;	☐	☐	☐

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT	O Stephen C. McCluski O Cheryl P. Morley O Malcolm Morville, Ph.D. O David B. Sharrock		4.	To approve an amendment to Indevus’ 2004 Equity Incentive Plan to increase the number of shares of Indevus common stock reserved for issuance under the plan from 6,000,000 to 9,000,000;	☐	☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •			5.	To approve an amendment to Indevus’ 2004 Equity Incentive Plan to remove the 20% limitation on the number of certain types of awards that can be made with respect to the additional 3,000,000 shares proposed to be added to the 2004 Plan as set forth above;	☐	☐	☐

			6.	To approve an amendment to Indevus’ 1995 Stock Purchase Plan to increase the number of shares of Indevus common stock available for purchase under the plan from 800,000 to 1,050,000; and	☐	☐	☐

			7.	To ratify the appointment of PricewaterhouseCoopers LLP as Indevus’ independent registered public accounting firm.	☐	☐	☐

			8.	In their discretion, proxies are authorized to vote upon such business as may properly come before the meeting.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.